CUSIP No. G38537117	13G	Page 13 of 13

JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.
Dated: October 25, 2021
The Segantii Asia-Pacific Equity Multi-Strategy Fund

By: /s/ NIRAL HARISH MARU
Name: NIRAL HARISH MARU
Title: Authorized Signatory

Segantii Capital Management (Cayman) Limited

By: /s/ NIRAL HARISH MARU
Name: NIRAL HARISH MARU
Title: Head of Legal and Compliance

Segantii Capital Management Limited

By: /s/ NIRAL HARISH MARU
Name: NIRAL HARISH MARU
Title: Head of Legal and Compliance

Segantii Capital Management (USA) LLC

By: /s/ NIRAL HARISH MARU
Name: NIRAL HARISH MARU
Title: Director of Sole Member

Segantii Capital Management (UK) Limited

By: /s/ NIRAL HARISH MARU
Name: NIRAL HARISH MARU
Title: Director